SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                MICROTEST, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:
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          2)   Form, Schedule or Registration Statement No.:
                                                            --------------------
          3)   Filing Party:
                            ----------------------------------------------------
          4)   Date Filed:
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
                                 MICROTEST, INC.
                             4747 North 22nd Street
                             Phoenix, Arizona 85016

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                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 1999
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To Our Shareholders:

     The  1999  Annual  Meeting  of  Shareholders   (the  "Annual  Meeting")  of
Microtest, Inc. (the "Company") will be held at 10:00 a.m., local time, on Monday, May 24, 1999 at the Doubletree La Posada Resort, 4949 East Lincoln Drive, Paradise Valley, Arizona, for the following purposes:

     1. To elect two Class III directors to the Board of Directors to serve for a three-year term;

     2. To vote to amend the Employee Stock Purchase Plan by increasing the number of shares by 200,000; and

     3. To transact such other business as may properly come before the Annual Meeting.

     Each outstanding share of the Company's common stock entitles the holder of record at the close of business on April 15, 1999 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1998 Annual Report to shareholders (which includes the Company's Form 10-K for the year ended December 31, 1998 and audited financial statements), is enclosed. Management cordially invites you to attend the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Daniel J. Predovic
                                              ----------------------------------
                                              Daniel J. Predovic
                                              Secretary

Phoenix, Arizona
April 23, 1999

                                    IMPORTANT

     SHAREHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                                 MICROTEST, INC.
                             4747 North 22nd Street
                             Phoenix, Arizona 85016

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                                 PROXY STATEMENT
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     This Proxy Statement is furnished to the  shareholders  of Microtest,  Inc.
(the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 24, 1999. The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy will be mailed first on or about April 23, 1999, to shareholders of record at the close of business on April 15, 1999.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or
(iii) sending written notice of revocation to the Secretary of the Company at 4747 North 22nd Street, Phoenix, Arizona 85016.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding common stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telefax.

                          VOTING SECURITIES OUTSTANDING

     Only holders of record of common stock at the close of business on April 15, 1999, will be entitled to vote at the Annual Meeting. As of April 15, 1999, there were 8,289,136 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting and such inspector will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Board of Directors of the Company currently consists of six members. The present terms of Roger C. Ferguson and Vincent C. Hren, who are Class III incumbent directors, will expire at the Annual Meeting. Mr. Ferguson and Mr. Hren have been nominated for re-election as Class III directors of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Ferguson and Mr. Hren as directors of the Company. If either of them becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The directors elected will serve for three years and until their successors are duly elected and qualified.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors, with each respective director abstaining as to his nomination, unanimously recommends a vote "FOR" the election of Mr. Ferguson and Mr. Hren as directors.

                  APPROVAL OF THE MICROTEST, INC. AMENDMENT TO
                        THE EMPLOYEE STOCK PURCHASE PLAN

                                (PROPOSAL NO. 2)

     Effective May 18, 1992, the Board of Directors of Microtest, Inc. approved the adoption of the Microtest, Inc. Employee Stock Purchase Plan. The Company adopted the Microtest Employee Stock Purchase Plan to encourage employees to remain in its employment and to enhance the ability of the Company to attract new employees by providing an opportunity to have a vested interest in the success of the Company.

     The Company's Board of Directors has approved, and recommends that the stockholders approve, an amendment to the Microtest, Inc. Employee Stock Purchase Plan. The Company desires to amend the Plan to increase the maximum number of shares of the Company's common stock available for sale under the Plan from 200,000 to 400,000 shares. The proposal to amend the Employee Stock Purchase Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in its favor.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to the Plan.

                             DESCRIPTION OF THE PLAN

     The Employee Stock Purchase Plan and the First and Second Amendments to the Plan (collectively referred to as the "Plan") are set forth in full as Appendix A to this proxy statement. The following description of the material features of the Plan is qualified in its entirety by reference to Appendix A.

     Under the terms of the Plan, participants purchase the shares of common stock directly from the Company. The Board of Directors administers the Plan, although the Board may delegate some or all of its administrative duties to a committee appointed by the Board. The Board or committee has authority to administer, interpret and apply the Plan, and make final determinations under the Plan, which are binding on all the Participants.

     Any employee of the Company is eligible to participate in the Plan, except those employees who work less than 20 hours per week, or less than five months per year, and any other employee who owns five percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any subsidiary. An eligible employee may enroll for any six-month offering period, commencing on January 1 and July 1 of each year, by filing an enrollment form with the Company before the offering period begins. After initial enrollment in the Plan, the employee is automatically re-enrolled in the Plan for subsequent offering periods unless he or she files a notice of withdrawal, terminates employment, or otherwise becomes ineligible to participate.

     All employee contributions are made by means of direct payroll deduction. Upon enrollment in the Plan, the employee must elect a rate at which he or she will make payroll contributions to purchase shares. The contribution rate elected by a participant will continue in effect until modified by the participant. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of the employee's earnings (or such higher or lower rates as the Board may specify). An employee's contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period shares that have a fair market value, as of the beginning of the offering period, in excess of $12,500 (representing an annual limit of $25,000).

     The Company sells shares at a price equal to the lesser of 85% of the fair market value of common stock at the beginning of the six month offering period, or 85% of the fair market value of common stock at the end of the offering period. Shares of the Company's common stock are purchased on a prescribed purchase date. Promptly after the purchase, certificates representing the shares purchased upon exercise of a participant's option are delivered to each such participant. Cash remaining in a participant's account after the purchase of shares in an offering period is returned to the participant. No interest is credited on payroll contributions pending investment in shares. Participants do not have an interest or voting right in shares until they are purchased. Participant's rights under the Plan are nontransferable except by will, the laws of descent and distribution or a "qualified domestic relations order."

     A participant's enrollment in the Plan may be terminated at any time by giving written notice. Enrollment will also terminate upon termination of a participant's employment. Upon termination of enrollment, cash amounts resulting from previous payroll contributions are repaid to the participant.

     With certain exceptions, the Board may amend or terminate the Plan without further shareholder approval, except shareholder approval must be obtained within one year after the effectiveness of an action if required by law or regulation or under the rules of any automated quotation system (such as the NASDAQ Stock Market) or securities exchange on which the shares are then quoted or listed, or if shareholder approval is necessary for the Plan to continue to meet the requirements of Section 423 of the Internal Revenue Code. In addition, the Board must obtain prior shareholder approval to amend the Plan if the amendment would materially increase benefits due participants under the Plan, increase the number of shares of Stock available to be issued under the Plan, or materially modify eligibility requirements for the Plan. The Plan will continue until May 18, 2002, unless it is terminated sooner by action of the Board.

     On April 15, 1999, the last reported sale price of the Company's common stock on the NASDAQ Stock Market was $2.28 per share.

                         FEDERAL INCOME TAX CONSEQUENCES

     The Company believes that under present law the following federal income tax consequences would generally result under the Plan. Rights to purchase shares under the Plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. The following sets forth the intended consequences of the Plan.

(1) If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase, minus the amount of the participant's payroll deductions used to purchase the shares.

(2) No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Plan (although the amount of a participant's payroll contributions under the Plan will be taxable as ordinary income to the participant).

(3) If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant's payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant's payroll deductions used to purchase the shares.

(4) In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the shares and the participant's basis in the shares. (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5) If the statutory holding period described in (2) and (3) above is satisfied, the Company is not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of the shares applicable to such participant. If the statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

     The foregoing provides only a general description of the application of federal income tax laws to the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

             INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

     Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below.


NAME                        AGE    POSITION                         TERM EXPIRES
----                        ---    --------                         ------------
Kent C. Mueller(1)(2)       58     Chairman of the Board                2001

Steven G. Mihaylo (2)       55     Director                             2001

Roger C. Ferguson (1)       55     Director                             1999

William C. Turner (1)(2)    69     Director                             2000

Dianne C. Walker (1)(2)     42     Director                             2000

Richard G. Meise            63     Director                             2001

Vincent C. Hren             49     Director, President and Chief        1999
                                   Executive Officer

Daniel J. Predovic          57     Chief Financial Officer,              --
                                   Secretary and Treasurer

David R. Coffin             45     Vice President, Research and          --
                                   Development

Klaus M. Romanek            49     Vice President and Managing           --
                                   Director, European Operations

--------------------
(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.

     KENT C. MUELLER has served as a director of the Company since December 1997, and was appointed to Chairman of the Board replacing Richard Meise in January 1999. Mr. Mueller has served as the President and Chief Executive Officer of Kent Mueller Ventures, a high technology investment fund, since March 1996. In August 1986, Mr. Mueller founded Mastersoft, Inc., a computer software developer, and served as its President and Chief Executive Officer until it was acquired by Adobe Systems, Inc. in October 1995. Prior to Mastersoft, Inc., Mr. Mueller held senior executive positions with Capex/Computer Associates, Intel Corporation and Ampex Corporation. In addition, Mr. Mueller has served as Chairman and director of XANTEL Corporation, director of Quality Care Solutions, Inc. and director of CoreData. Mr. Mueller is a trustee and member of the executive committee of Westminster College in Fulton, Missouri, is a founder of the Arizona Software Association, and was named INC. Magazine's Arizona High Tech Entrepreneur of the Year in 1994.

     STEVEN G. MIHAYLO has served as a director of the Company since August 1994. Since 1969, he has been the Chief Executive Officer of Inter-Tel, Inc., a publicly-held company that designs, manufactures and services digital and analog telephone systems, and voice processing systems, and provides long distance services. Mr. Mihaylo has also served as a director of MicroAge, Inc., a publicly-held company that markets and distributes information technology products and services, since 1988. Mr. Mihaylo is the brother of Charles V. Mihaylo. Charles V. Mihaylo was President and Chief Operating Officer of Microtest from June 1997 through December 1998.

     ROGER C. FERGUSON has served as a director of the Company since September 1993. He served as Chairman of the Board from March 1994 to March 1997. Mr. Ferguson is a Managing Principal with Vencraft in Woodside, California, an investment company. He was the President and Chief Executive Officer of Datatools, Inc., a software tools manufacturer, from August 1993 until the Company was sold in 1997. From December 1987 to June 1993, Mr. Ferguson was the Chief Operating Officer of Network General, a publicly-held company that manufacturers diagnostic products for local area networks.

     WILLIAM C. TURNER has served as a director of the Company since February 1995. Mr. Turner has been the Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, an international consulting firm to multi-national corporations, since 1977. Since 1985, Mr. Turner has served as Chairman of the International Advisory Council for Avon products, a publicly-held company that manufactures cosmetics and related products. Mr. Turner has also served as a director for Goodyear Tire and Rubber Company, a publicly-held company that manufactures tires and related products, since 1978, and a director of Rural/Metro Corporation, a publicly-held company that provides emergency transport services, since 1993.

     DIANNE C. WALKER has served as a director of the Company since January 1994. Ms. Walker is an independent consultant on electric utility mergers and acquisitions and asset purchase transactions. Ms. Walker served as an electric energy consultant for Bear Stearns and Kidder Peabody from January 1990 to December 1994. From January 1983 to October 1989, Ms. Walker served as an assistant Vice President of Pacific Telecom, Inc.'s Venture Capital Portfolio. Pacific Telecom is an independent telephone company and a subsidiary of PacifiCorp where Ms. Walker served as a Director of Mergers and Acquisitions from May 1987 to October 1989. Ms. Walker currently is on the Board of Directors of Comdial Corporation, a publicly-held company that manufactures telephone equipment. In addition, Ms. Walker serves on the Board of Directors of MicroAge, Inc. a global provider of technology computing solutions, and Arizona Public Service, a utility company.

     RICHARD G. MEISE retired from his position as Chief Executive Officer of Microtest on January 17, 1999. He will stay on the board as an outside director and assist the Company in a transitional role. Mr. Meise served as Chief Executive Officer from September 1993 through January 17, 1999. Mr. Meise has been a director of the Company since September 1993. In March 1997, he was elected to serve as the Chairman of the Board. Mr. Meise served as the Company's President from October 1993 until June 1997, and as the Company's Executive Vice President from June 1993 until September 1993. From February 1991 to June 1993, Mr. Meise was the President and Chief Executive Officer of Fluent, Inc., a digital video network manufacturer. From 1989 to 1991, Mr. Meise served as the President and Chief Executive Officer of Alloy Computer Products, Inc., a PC and software products company. Mr. Meise was the President and Chief Operating Officer of Banyan Systems, Inc., a publicly-held manufacturer of networking software, from 1986 to 1989.

     VINCENT C. HREN joined Microtest in January 1999 as President and Chief Executive Officer. Prior to joining Microtest, Mr. Hren was the President and Chief Executive Officer of Three-Five Systems, Inc., a company that designs and manufactures interface devices for operational control and informational display functions used in products of original equipment manufacturers. Mr. Hren joined Three-Five Systems in 1996, was promoted to Chief Operating Officer, and became President and Chief Executive Officer in July 1998. He served as Vice President and General Manager at Graco, Inc. from 1994 to 1996. Mr. Hren held various management positions at Emerson Electric from 1973 to 1994.

     DANIEL J. PREDOVIC joined Microtest on March 22, 1999 as its Chief Financial Officer, Secretary, and Treasurer. Prior to joining Microtest, Mr. Predovic served as Chief Financial Officer at AECX Corporation, a provider of same-day delivery services of large-format construction documents for architects, engineers, and contractors, from July 1997 to March 1999. Prior to joining AECX he was Chief Financial Officer for a start-up developer of software application systems for higher education, and served as Vice President, Finance for Artisoft, Inc., a publicly-held international developer and manufacturer of networking solutions and computer telephony products, from 1994 through 1997. From 1985 through 1994, he was Chief Financial Officer, Secretary, and Treasurer of Syntellect Inc., a publicly-held international manufacturer of telecommunication voice response systems. Mr. Predovic is a Certified Public Accountant.

     DAVID R. COFFIN was named Vice President, Research and Development for the Company in July 1997. He joined Microtest in 1996 as Vice President of the Network Connectivity Division. Prior to Microtest, Mr. Coffin was President and Chief Executive Officer for Irys Networking Corporation, a microcomputer networking technology development firm, from 1991 to 1995. He also was Director of the Networked MicroSystems operation of Group Bull from 1987 to 1990. From 1982 to 1986, Mr. Coffin held positions in Product Marketing, and Strategic and Marketing management at Intel Corporation. He is on the Arizona Software Association's Board of Directors and is a published writer of technical articles and research papers.

     DR. KLAUS ROMANEK joined Microtest in October 1997 as Vice President and Managing Director, European Operations, and a member of the Board of Directors of Microtest GmbH, Microtest Europe Limited, and H+H Zebtrumfuer Rechnerkommunikation GmbH. Before joining Microtest, Dr. Romanek worked for six years at Wavetek, where he served as Vice President and General Manager of the Munich based Sales and Marketing Operation and later for the Wireless Division in Germany. He also served on the Board of Directors for Wavetek's Austrian Division. Prior to his employment at Wavetek, Dr. Romanek worked in a number of marketing functions for Kontron Elektronik GmbH, a subsidiary of Hofmann LaRoche, and later, BMW. During that time, he served as a member of the Board of Directors for Createc GmbH, a wholly owned subsidiary of Kontron. Dr. Romanek holds a Master's Degree and Ph.D. in Physics from the University of Stuttgart, Germany, where he specialized in semiconductor and laser physics.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 1998, the Board of Directors of the Company met or acted by written consent on nine occasions. Each of the Company's directors attended more than 75% of the meetings of the Board of Directors and the meetings held by committees of the Board on which such director served.

     COMPENSATION COMMITTEE: The Compensation Committee of the Board of Directors, which met or acted by written consent eight times during 1998, reviews all aspects of compensation of officers of the Company and determines or makes recommendations on such matters to the full Board of Directors. The report of the Compensation Committee for 1998 is set forth below.

     AUDIT COMMITTEE: The Audit Committee, which met three times during 1998, represents the Board of Directors in evaluating the quality of the Company's financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the Board of Directors.

     OTHER COMMITTEES: The Company does not maintain a standing nominating committee or other committees performing similar functions.

                              DIRECTOR COMPENSATION

     During 1998, the Company paid each non-employee director an $8,000 annual retainer for their service as a Board member plus a $2,000 annual retainer for each committee membership. In addition, non-employee directors received $1,500 per Board meeting attended, $1,000 per committee meeting attended, and $750 per telephonic Board or committee meeting attended.

     Non-employee directors are also granted stock options under the 1998 Director Compensation Plan. The 1998 Director Compensation Plan, adopted by shareholders at the 1998 annual meeting, replaced two other plans; the 1993 Non-Employee Directors Stock Option Plan, and the Annual Non-Employee Directors Stock Option Plan, both of which have been terminated except for grants of options already outstanding.

     Under the Annual Non-Employee Directors Stock Option Plan adopted by the Company in 1994, each non-employee director was entitled to a grant of 5,000 options each year at the end of the third business day after public announcement of the Company's annual earnings. The options vested six months and a day after the date of grant. Under this plan, Roger Ferguson, Steven Mihaylo, William Turner, Kent Mueller, and Dianne Walker were each granted an option to purchase 4,000 shares of Company common stock on February 9, 1998 at an exercise price of $6.6250. This plan has been terminated, except for grants of options already outstanding. None of the non-employee directors exercised any of their options under the Annual Non-employee Directors Stock Option Plan during 1998.

     Under the 1998 Director Compensation Plan non-employee Directors are entitled to two types of option grants. The first is the annual option grant under which the non-employee directors were granted an option to purchase 1,000 shares in 1998, and will be granted 5,000 shares thereafter, of the Company's common stock, on the third business day following the public release of the Company's fiscal year-end earnings information. These annual option grants are immediately exercisable and the exercise price is equal to the fair market value of the per share price of the Company's common stock on the date of grant.

     The second type of option grant is the anniversary option grant under which each non-employee director is granted an option to purchase 10,000 shares of the Company's common stock upon first being elected or appointed to the Board and thereafter on the third business day following the public release of the Company's fiscal or quarterly earnings information immediately following the third anniversary of the non-employee director's election or appointment to the Board and each successive third year anniversary thereafter. Twenty-five percent of the anniversary option grant is immediately exercisable and 25% vests over each of the next three years. In the event of a "Change of Control", as defined in the 1998 Director Compensation Plan, all options will become exercisable. The exercise price of the anniversary option grants is equal to the fair market value of the per share price of the Company's common stock on the date of grant.

     Under this Plan, Ms. Walker, Mr. Ferguson, Mr. S. Mihaylo, Mr. Turner, and Mr. Mueller were each granted an option to purchase 1,000 shares of the Company's common stock on May 12, 1998 at an exercise price of $4.6250. Ms. Walker and Mr. Ferguson were each granted an option to purchase 10,000 shares of the Company's common stock on May 12, 1998 at an exercise price of $4.75 under the Plan's anniversary grant provision. Mr. S. Mihaylo and Mr. Turner were each granted an option to purchase 10,000 shares of Company's common stock on December 15, 1998 at an exercise price of $2.78 under the Plan's anniversary grant provision. None of the non-employee directors exercised any of their options under the 1998 Director Compensation Plan during 1998.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997, and 1996, of those persons who were, at December 31, 1998, (i) the Chief Executive Officer, and (ii) the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-term
                                    Annual Compensation                             Compensation Awards
                                 -------------------------                    -------------------------------
                                                                               Securities
Name and                                                       Other Annual    Underlying        All Other
Principal Position               Year    Salary     Bonus      Compensation   Stock Options   Compensation(1)
------------------               ----    ------     -----      ------------   -------------   ---------------
Richard G. Meise(2)              1998   $235,000   $ 9,757     $  5,675(5)        25,000          $61,558
Chief Executive Officer          1997   $235,000   $    --     $  6,000(5)            --          $61,433
                                 1996   $200,000   $83,750(3)  $  6,000(5)        15,887          $69,963

Charles V. Mihaylo(6)            1998   $188,462   $ 8,304     $  5,240(5)            --          $ 2,404
President and Chief              1997   $117,565   $75,000(4)  $  5,500(5)       325,000          $   689
Operating Officer

John J. O'Block(7)               1998   $126,769   $ 4,794     $     --            6,000          $    --
Vice President, Operations
Chief Financial Officer
Treasurer and Secretary

David R. Coffin(8)               1998   $132,077   $ 5,020     $     --           30,000          $17,670
Vice President, Research         1997   $125,000   $14,467     $     --           25,000          $16,945
and Development

Tim M. Furst(9)                  1998   $ 91,399   $20,000     $ 31,644(9)            --          $ 8,328
Vice President,  Sales-Asia      1997   $105,000   $    --     $151,146(9)        71,166          $ 8,203
Pacific and the Americas

Robert M. Tanner(11)             1998   $144,538   $18,020     $  2,610(5)        35,000          $32,463
Sr. Vice President, Marketing,   1997   $125,000   $    --     $ 51,353(12)           --          $30,909
Sales and Customer Service       1996   $125,000   $    --     $ 60,000(12)        7,985          $42,247

----------
(1) Detail of amounts reported in the "All Other Compensation" column for 1998 and 1997 is provided in the table below. Split dollar insurance represents the present value of the interest projected to accrue for employee's benefit on current year's insurance premium paid by the Company. For a discussion of the Company's split-dollar life insurance program, see the report of the Compensation Committee for 1998 set forth below.

       Item                       Mr. Meise      Mr. Mihaylo     Mr. Coffin        Mr. Furst       Mr. Tanner
       ----                   ----------------  ------------  ----------------  --------------  ----------------
                                1998     1997    1998   1997    1998    1997     1998    1997    1998     1997
                              -------  -------  ------  ----  -------  -------  ------  ------  -------  -------
Company contribution
 to defined contribution
 savings plan                 $ 2,500  $ 2,375  $2,404  $689  $ 2,500  $ 1,775  $2,500  $2,375  $ 2,500  $   946
Split-dollar insurance
 premium value                 59,058   59,058      --    --   15,170   15,170   5,828   5,828   29,963   29,963
                              -------  -------  ------  ----  -------  -------  ------  ------  -------  -------
Total all other compensation  $61,558  $61,433  $2,404  $689  $17,670  $16,945  $8,328  $8,203  $32,463  $30,909
                              =======  =======  ======  ====  =======  =======  ======  ======  =======  =======

(2)  Mr. Meise retired from the Company January 17, 1999.
(3) Represents the portion of 1994 deferred compensation that vested during the fiscal year ended December 31, 1996.
(4)  Represents a signing bonus.
(5)  Represents a car allowance.
(6) Mr. Mihaylo was hired by the Company in June 1997 and left the Company on December 7, 1998.

(7) Mr. O'Block was hired by the Company November 1997 and left the Company on March 1, 1999.
(8)  Mr. Coffin was named Vice President, Research and Development in July 1997.
(9) Mr. Furst was named Vice President, Sales - Asia Pacific and the Americas in July 1997 and left the Company on July 31, 1998.
(10) Represents a car allowance of $3,500 and $5,500 and sales commissions of $28,143 and $145,646 for the years ended December 31, 1998 and 1997, respectively.
(11) Mr. Tanner was hired by the Company in May 1994 and left the Company on March 3, 1999.
(12) Represents sales commissions of $51,353 and $60,000 for the years ended December 31, 1997 and 1996, respectively.

     Except as otherwise noted, the following table sets forth information with respect to the grants of stock options pursuant to the Company's Long-Term Incentive Plan during the fiscal year ended December 31, 1998, to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
------------------------------------------------------------------------------
                                                                                  Potential Realizable
                    Number of      % of Total                                    Value at Assumed Annual
                    Securities       Options                                      Rates of Stock Price
                    Underlying     Granted to    Exercise or Base                Appreciation for Option
                     Options      Employees in      Price (per      Expiration        Term (2)
     Name           Granted #      Fiscal Year      share) (1)         Date        5% ($)       10% ($)
     ----           ----------    ------------   ----------------   ----------    --------     --------
Richard G. Meise    25,000(3)         8.1%            $4.6875         1/01/08     $ 73,719     $186,799

David R. Coffin     30,000(4)         9.7%            $4.6250         5/11/08     $ 87,259     $221,132

John O'Block         6,000(4)         1.9%            $4.6250         5/11/08     $ 17,452     $ 44,226

Robert M. Tanner    35,000(4)        11.3%            $4.6250         5/11/08     $101,802     $257,987

----------
(1) All options were granted at the fair market value (the closing price of the common stock on the NASDAQ National Market, as reported in the WALL STREET JOURNAL) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(2) Gains are reported net of option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option-holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(3) Non-qualified stock options granted on January 2, 1998, which vest 72 months after the Date of the Grant.
(4) Non-qualified stock options granted on May 12, 1998, which vest at the end of a five-year period ending May 12, 2002. Mr. O'Block and Mr. Tanner left the Company on March 1, 1999 and March 3, 1999, respectively. Any options not yet vested on those dates terminated. Any options vested by those dates will remain exercisable for ninety days following their departure from the Company.

     The following table sets forth information with respect to the exercise and value of stock options granted pursuant to the Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Long-term Incentive Plan, during the fiscal year ended December 31, 1998, to the Executive Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUE AS OF DECEMBER 31, 1998

                                               Number of Securities Underlying        Value of Unexercised
                                                Unexercised Options at Fiscal    In-the-Money Options at Fiscal
                        Shares        Value             Year End (#)                     Year End ($)(2)
                     Acquired on    Realized   -------------------------------   ------------------------------
          Name       Exercise (#)    ($)(1)    Exercisable      Unexercisable    Exercisable     Unexercisable
          ----       ------------    ------    -----------     --------------    -----------     -------------
Richard G. Meise         --          $  --       187,308            33,579           $--             $  --

Charles V. Mihaylo       --          $  --        60,000           265,000           $--             $  --

David M. Coffin          --          $  --        26,626            79,732           $--             $  --

John O'Block             --          $  --        10,000            46,000           $--             $  --

Klaus Romanek            --          $  --        18,750            56,250           $--             $  --

Robert M. Tanner         --          $  --        78,673            39,312           $--             $  --

----------
(1) Represents the selling price of the underlying securities on the date of exercise minus the exercise price of the options.
(2) Represents the difference between the closing price of the Company's common stock on December 31, 1998 and the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

     On June 9, 1997, the Company entered into an employment agreement with Charles V. Mihaylo that established Mr. Mihaylo's annual base salary at $200,000, provided for a bonus paid upon signing of the employment agreement of $75,000, included non-qualified grants of 150,000 and 175,000 stock options, enabled Mr. Mihaylo to participate in an executive bonus program, and provided for severance compensation in the amount of one year's salary in the event he was terminated without cause. For information on the stock option grants, see "Option Grants in Last Fiscal Year" included above. The agreement was for a term of five years, but was terminable by the Company for cause. The agreement defines "cause" generally as breach of the employment agreement, failure to follow the Board's directions, acts of dishonesty with respect to the Company, or criminal conduct. The employment agreement prohibits Mr. Mihaylo from competing with the Company for a period of one-year following termination of employment with the Company. On December 4, 1998, the Company entered into a severance agreement with Mr. Mihaylo, under which Mr. Mihaylo will receive a consulting fee bi-weekly based on an annual salary of $200,000. Under the agreement, Mr. Mihaylo will provide consulting services to the Company through July 31, 1999. The Company agreed to extend the exercise period for his 60,000 vested unexercised options through October 31, 1999.

     On January 7, 1999, the Company entered into a Retirement Agreement and Mutual Release with Mr. Meise, its former Chairman and Chief Executive Officer. Under the agreement, the Company may request that Mr. Meise provide consulting services. Mr. Meise will be paid an annual fee of $100,000 through December 22, 2000. Mr. Meise will also receive medical insurance benefits equivalent to executive staff through February 2001, and the exercise period for his vested options was extended through February 28, 2001. The agreement prohibits Mr. Meise from competing with the Company for one-year after his term as a consultant and as a director.

     The Company currently does not have employment agreements with any of its executive officers.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is composed entirely of independent outside members of the Company's Board of Directors. The
Committee reviews and approves each of the elements of the executive compensation program of the Company and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board of Directors the compensation program for the Company's executives. The committee has furnished the following report on executive compensation.

OVERVIEW AND PHILOSOPHY

     The Company's compensation program for executive officers is primarily comprised of base salary, annual bonus, and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all employees of the Company.

     The Company's philosophy is to pay base salaries to executives that enable the Company to attract, motivate, and retain highly qualified executives. The annual bonus program is designed to reward for performance based primarily on financial results. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation.

BASE SALARY

     Each Company executive receives a base salary which, when aggregated with their maximum bonus amount, is intended to be competitive with similarly situated executives in the electronics industry. In determining salaries, the Committee also takes into account individual experience and performance and specific needs particular to the Company. The Company decreased the base salaries for several of its executive officers during 1997 to properly align their base salaries with the other executives in the Company as well as with other similar positions in companies comparable to Microtest. In 1998, the Company maintained these base salaries, with the exception of normal raises.

ANNUAL BONUS PROGRAM

     In addition to a base salary, executives are eligible to receive an annual bonus. At the beginning of each year, the Committee establishes a targeted maximum bonus for each executive and establishes performance criteria for the executive to achieve the bonus. The amount of the targeted bonus and the performance criteria vary with the position and role of the executive within the Company, although all bonuses are significantly tied to the Company's financial performance. Selected bonuses were paid in 1998.

OPTIONS

     The Company believes that it is important for executives to have an equity stake in the Company and, toward this end, makes option grants to key executives from time to time. In making option awards, the Committee reviews the level of awards granted to executives at other technology companies, the awards granted to other executives within the Company and the individual officer's specific role at the Company.

     In January 1999, the Company hired Vincent C. Hren as its President and Chief Executive Officer. In connection with that hiring, the Company granted Mr. Hren options to acquire shares of common stock. The grant was a significant inducement for him to join the Company and, accordingly, was not granted under a plan previously approved by the Company's shareholders. If, as a result of substantial appreciation in the Company's stock and the exercise of substantial option holdings, Mr. Hren's compensation were to exceed $1 million in a given year the excess may not be deductible. The compensation element of an option generally does not, however, result in a charge to earnings on the Company's financial statements.

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical, disability and life insurance and a qualified retirement program allowed under
Section 401(k) of the Internal Revenue Code, as amended.

     In addition, the Company may purchase split-dollar life insurance for certain key personnel, including officers of the Company, to assist the Company in attracting, retaining and rewarding key personnel by providing tax-deferred capital accumulation. The Company pays the annual split-dollar life insurance premium in return for which the Company retains an assignment against the policy cash value and death benefit equal to its cumulative contributions.

INTERNAL REVENUE CODE - SECTION 162(m)

     In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a "disqualifying disposition," are subject to the new tax limitation unless they meet certain requirements. To date, the Company has not been subject to the deductibility limitation and has generally structured its equity-based compensation to comply with the exception to the limitation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In September 1993, Richard G. Meise was hired as the Company's Chief Executive Officer. At the time he was hired, Mr. Meise entered into an employment agreement with the Company providing for an annual base salary, a bonus plan and stock options. The Agreement terminated in 1996 and after that time Mr. Meise's compensation was established annually by the Compensation Committee based upon the factors described above.

     During 1998, Mr. Meise received an annual base salary of $235,000. He also received a bonus award of $9,757. As of December 31, 1998, Mr. Meise held options to purchase an aggregate of 220,887 shares with exercise prices ranging from $4.6875 to $7.8750 per share. Mr. Meise resigned from the Company on January 17, 1999.

     This report is made by Dianne C. Walker, Roger C. Ferguson, and William C. Turner, who served on the Company's Compensation Committee for all of 1998, and Kent C. Mueller who joined the Committee on May 14, 1998.

     DIANNE C. WALKER, ROGER C. FERGUSON, WILLIAM C. TURNER, KENT C. MUELLER

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total return of the Company, the Standard & Poor's (S&P) 500 Stock Index and the H&Q Technology Index from December 31, 1993 to December 31, 1998. The graph assumes that $100 was invested on December 31, 1993, and any dividends were reinvested.

                        MICROTEST, INC. STOCK PERFORMANCE

                                          TOTAL RETURN DATA

                      12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                      --------  --------  --------  --------  --------  --------
Microtest, Inc.         100       257       108       105        50        30
H&Q Technology          100       120       180       223       262       407
Nasdaq Stock Market     100        98       138       170       209       293

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company  believes that during the Company's  preceding  fiscal year all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of April 15, 1999, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock and by each director and Named Officer of the Company and by all directors and executive officers of the Company as a group.

NAME AND ADDRESS OF
BENEFICIAL OWNER(1)             SHARE BENEFICIALLY OWNED(1)       PERCENT OWNED
-------------------             ---------------------------       -------------
Richard G. Meise(2)                      226,360                      2.7%

Charles V. Mihaylo(3)                     88,889                      1.1%

John J. O'Block(4)                        19,637                       *

David M. Coffin(5)                        41,838                       *

Tim M. Furst(6)                            3,602                       *

Robert M. Tanner(7)                       80,110                       *

William C. Turner(8)                      51,358                       *

Dianne C. Walker(9)                       43,700                       *

Robert C. Ferguson(10)                    45,300                       *

Steven G. Mihaylo(11)                     40,800                       *

Kent C. Mueller(12)                       30,000                       *

Klaus Romanek(13)                         20,367                       *

Heartland Advisors(14)                   721,200                      8.7%

Dimensional Fund
Advisors, Inc.(15)                       463,400                      5.6%

All Directors and executive
officers as a group
(13 persons) (16)                        691,961                      8.3%

* Less than 1% of the outstanding shares of common stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes hereunder.
(2) Represents 190,167 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 36,193 shares held by Mr. Meise. Mr. Meise was the Chairman of the Board and Chief Executive Officer of the Company through January 17, 1999.
(3) Represents 60,000 shares issuable upon exercise of options that either are exercisable immediately or within 60 days, and 28,889 shares held by Mr. Mihaylo. Does not include 265,000 options that terminated upon his departure from the Company. Mr. Mihaylo was the President and Chief Operating Officer of the Company until December 4, 1998.
(4) Represents 10,000 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 9,637 shares held by Mr. O'Block. Does not include 46,000 options that terminated upon his departure from the Company. Mr. O'Block was Vice President of Operations and Chief Financial Officer. He left the Company March 1, 1999.
(5) Represents 35,870 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 5,968 shares held by Mr. Coffin. Does not include 70,488 shares issuable upon exercise of other options. Mr. Coffin is the Vice President, Research and Development.
(6) Represents 3,602 shares held by Mr. Furst. He holds no other shares or options. Mr. Furst was Vice President, Sales-Asia Pacific and the Americas. He left the Company July 31, 1998.
(7) Represents 80,110 shares issuable upon exercise of options that either are exercisable immediately or within 60 days. Does not include 37,875 options that terminated upon his departure from the Company. Mr. Tanner was Senior Vice President, Marketing, Sales and Customer Services. He left the Company March 3, 1999.
(8) Represents 41,358 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 10,000 shares held by Mr. Turner. Does not include 8,200 shares issuable upon exercise of other options. Mr. Turner is a director of the Company.
(9) Represents 38,300 shares issuable upon exercise of options that either are exercisable immediately or within 60 days, and 5,400 shares held by Ms. Walker. Does not include 5,700 shares issuable upon exercise of other options. Ms. Walker is a director of the Company.
(10) Represents 35,300 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 10,000 shares held by Mr. Ferguson. Does not include 8,200 shares issuable upon exercise of other options. Mr. Ferguson is a director of the Company.
(11) Represents 35,800 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 5,000 shares held by Mr. Mihaylo. Does not include 8,200 shares issuable upon exercise of other options. Mr. Mihaylo is a director of the Company.
(12) Represents 10,000 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 20,000 shares held by Mr. Mueller. Does not include 5,000 shares issuable upon exercise of other options. Mr. Mueller is a director of the Company.
(13) Represents 18,750 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 1,617 shares held by Mr. Romanek. Does not include 56,250 shares issuable upon exercise of other options. Mr. Romanek is Vice President and Managing Director of the European Operations and a member of the Board of Directors of Microtest GmbH, Microtest Europe Ltd., and H+H Zebtrumfuer Rechnerkommunikation Gmbh.
(14) Heartland Advisors,  Inc. is a registered investment advisor located at 790
     N. Milwaukee Street, Milwaukee, WI 53202. Heartland Advisors, Inc. has sole voting power with respect to 350,100 shares and sole dispositive power with respect to 721,200 shares. The information contained in this section was obtained from a Schedule 13G dated February 2, 1999 filed by Heartland Advisor, Inc. with the Securities and Exchange Commission. The percentage is based on the number of common shares outstanding as of December 31, 1998. The Company makes no representation as to the accuracy or completeness of the information reported.

(15) Dimensional Fund Advisors, Inc. is a registered investment advisor located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. has sole voting power and sole dispositive power with respect to 463,400 shares. The information contained in this section was obtained from a Schedule 13G dated February 11, 1999 filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission. The percentage is based on the number of common shares outstanding as of December 31, 1998. The Company makes no representation as to the accuracy or completeness of the information reported.
(16) Includes all shares included in notes (2) through (13) above.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Company believes all transactions it has entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1998, was Deloitte & Touche LLP, independent certified public accountants. It is presently contemplated that Deloitte & Touche LLP will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

     The Board of Directors will consider proposals from shareholders for nominations to the class of directors whose terms expire at the 2000 Annual
Meeting of Shareholders that are made in writing to the Secretary of the Company, are received at least 90 days prior to the 2000 Annual Meeting, and contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Certificate of Incorporation and Bylaws. Proposals of shareholders as to other matters intended to be presented at the 2000 Annual Meeting must be received by the Company by December 7, 1999, for inclusion in the Company's proxy materials relating to such Meeting.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.


Dated: April 23, 1999

                                   APPENDIX A

                                 MICROTEST, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                (as amended and restated through October 1, 1992)

               ---------------------------------------------------


         The following constitute the provisions of the Microtest, Inc. Employee Stock Purchase Plan.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company or Committee, if one has been appointed.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended from time to time.

                  (d)  "Company"   shall  mean   Microtest,   Inc.,  a  Delaware
         corporation.

                  (e) "Compensation" shall mean all basic straight time wages and salary, including payments for overtime or commissions, but excluding profit sharing, bonuses and other compensation.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under Section 3401 of the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five
         (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last day of each Offering Period.

                  (j) "Offering Period" shall mean an initial period commencing on the date the Company's registration statement on Form S-1 respecting its initial public offering is declared effective by the Securities Exchange Commission and ending on June 30, 1993, and subsequent six month exercise periods thereafter commencing on July 1, 1993, during which options granted pursuant to the Plan may be exercised.

                  (k) "Plan" shall mean this Employee Stock Purchase Plan.

                  (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50 percent or more of the combined total voting power of all issues of stock of such corporation are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (m) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

         3. Eligibility.

                  (a) Any Employee as defined in paragraph 2 who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan
         (i) if, immediately after the grant, such Employee would own stock (including stock ownership attributable to such Employee pursuant to the attribution rules of Section 424(d)) and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offerings Periods. The Plan shall be implemented by consecutive Offering Periods after the initial Offering Period with a new Offering Period commencing on the first Trading Day of July and January of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with paragraph 19 or 22 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         5. Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit "A" to this Plan and filing it with the Company's payroll office at such time as is specified by the Company and is prior to the applicable Enrollment Date (unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period). Once properly made, an eligible Employee's election to participate shall be automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in paragraph 10.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

         6. Payroll Deductions.

                  (a)  At  the  time  a  participant   files  his   subscription
         agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may decrease (but not increase) the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

                  (d) Notwithstanding the foregoing,  to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option.

                  (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the time such option is granted or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the time such option is exercised; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof; provided, further, options granted for the initial Offering Period shall be granted at the same time as the Company's registration statement respecting its public offering is declared effective and the fair market value as of such time shall be the offering price set forth in the prospectus of the Company's initial public offering. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the time such option is granted or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock for the initial Offering Period shall be the lower of the offering price set forth in the prospectus of the Company's initial public offering or the closing bid price of the Common Stock on the Exercise Date as reported by the NASDAQ National Market System or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal, and thereafter, the fair market value shall be the closing bid price of the Common Stock for the applicable Enrollment Date or Exercise Date, as reported by the NASDAQ National Market

         System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next trading day.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. In no event can an option be exercised after the expiration of five years from the date such option is granted. No fractional shares will be purchased. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her, except as provided in Section 15 hereof.

         9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

         10. Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in the form of Exhibit "B" to this Plan. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 5 hereof.

                  (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and such participant's options will be automatically terminated.

                  (c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's options terminated.

                  (d) A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12. Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and such other person indicated by the participant.

         13. Administration. The Plan shall be administered by the Board of the Company or a committee appointed by the Board; provided, however, that administration of the Plan shall be consistent with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Board or a committee appointed by the Board shall be final, conclusive and binding upon all participants.

         14. Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, a "qualified domestic relations order" under the Code or the Employee Retirement Income Security Act ("ERISA"), or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least thirty (30) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the

Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 425(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment or Termination.

                  (a) The Board may at any time and for any reason terminate the Plan. The Board may also amend the Plan from time to time in such respects as the Board may deem advisable. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent required by applicable law, the Company shall obtain stockholder approval of an amendment or termination.

                  (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

                  (c) Notwithstanding the foregoing, the Board or a committee appointed by the Board may not amend the Plan formula for determining the amount, price or timing of options to purchase shares of the Company's Common Stock granted under the Plan more than once every six months, other than to comport with changes in the Code and ERISA. Further, the Board may not amend the Plan without prior approval of the stockholders of the Company if such amendment would materially increase the benefits accruing to participants under the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

         23. Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.

                                SECOND AMENDMENT
                                     TO THE
                                 MICROTEST, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         Effective May 18, 1992, the Board of Directors of Microtest, Inc. (the "Company") approved the adoption of the Microtest, Inc. Employee Stock Purchase Plan (the "Plan"). By this Amendment, the Company desires to amend the Plan to increase the maximum number of shares of the Company's Common Stock available for sale under the Plan from 200,000 to 400,000 shares, subject to the adjustments as provided in Section 18 of the Plan.

         1. This Amendment shall amend only those Sections specified in this Amendment and those Sections not amended remain in effect.

         2.  Section  12(a) of the Plan  regarding  Stock is amended as follows:
"200,000" in the first sentence of Section 12(a) is hereby replaced with "400,000."

         3. This Amendment shall be effective as of March 22, 1999.

--------------------------------------------------------------------------------
PLEASE PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 24, 1999, AT 10:00 A.M., ARIZONA TIME, AT THE DOUBLETREE LA POSADA RESORT, 4949 EAST LINCOLN DRIVE, PARADISE VALLEY, ARIZONA.
--------------------------------------------------------------------------------


A Please mark your votes as in this example:   [X]


               VOTE FOR
               NOMINEES
                LISTED   WITHHELD
                BELOW    FOR ALL                                               FOR  AGAINST  ABSTAIN

1. ELECTION      [ ]       [ ]     Nominees:        2. Approval of an          [ ]    [ ]      [ ]
   OF TWO                          Roger C.            increase in authorized
   DIRECTORS                       Ferguson            shares for the
                                   Vincent C. Hren     Employee Stock
                                                       Purchase Plan

WITHHELD FOR (Write that nominee's name in the
space provided below)
----------------------------------------------      THIS  PROXY  WILL  BE  VOTED  AS  DIRECTED  OR,  IF NO
                                                    CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE
----------------------------------------------      ELECTION OF DIRECTOR NOMINEES, APPROVAL OF AN INCREASE
                                                    IN AUTHORIZED  SHARES FOR THE EMPLOYEE  STOCK PURCHASE
                                                    PLAN,  AND AS  PROXIES  DEEM  ADVISABLE  ON SUCH OTHER
                                                    MATTERS AS MAY COME BEFORE THE MEETING.


Signature(s)_________________________________________  Date ____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.